AMENDMENT NO. 2, dated as of October 9, 2013 (this “Amendment”), in respect of the Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of July 12, 2013 (as amended, supplemented or otherwise modified, the “DIP Credit Agreement”) by and among Exide Technologies, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “US Borrower”), Exide Global Holding Netherlands C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the DIP Credit Agreement.

WHEREAS, the parties hereto desire to amend the DIP Credit Agreement as provided for herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the DIP Credit Agreement has the meaning assigned to such term in the DIP Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the DIP Credit Agreement shall, after this Amendment becomes effective, refer to the DIP Credit Agreement as amended hereby.

SECTION 2 . Amendments to the DIP Credit Agreement.

(a) The definition of “Permitted Liens” in Schedule 1.1 to the DIP Credit Agreement is hereby amended by:

(i) inserting the following as a new paragraph (cc):

“(cc) Liens in favor of purchasers pursuant to any purchase or acquisition agreement in connection with the sale, transfer or disposition of any assets (other than Borrowing Base Collateral) permitted under clause (s) or (t) of the definition of Permitted Dispositions; provided that such Liens are in the nature of (to the extent constituting a Lien) contractual encumbrances, conditions to sale, preferences and/or restrictions on or affecting only the assets (other than Borrowing Base Collateral) that are to be disposed of pursuant to such a Permitted Disposition.”

(ii) removing the reference to “and” at the end of the paragraph (aa); and

(iii) replacing the period with a semi-colon at the end of the paragraph (bb) and inserting “and” after the semi-colon.

(b) Schedule 1.1 to the DIP Credit Agreement is hereby amended by:

(i) amending and restating the definition of “Total Adjusted Operating Cash Flow” in its entirety to read as follows:

“Total Adjusted Operating Cash Flow” means, for any period, the cumulative amount of cash receipts (excluding Specified Escrow Receipts) for the Company and its Subsidiaries minus the cumulative amount of cash operating disbursements for the Company and its Subsidiaries on a consolidated basis (excluding Specified Disbursements), all on a consolidated basis, as set forth in the applicable Cash Budget or Variance Report.

(ii) inserting the following definitions in the appropriate alphabetical order:

“Frisco Escrow Account” means the Bowtie remediation escrow account established pursuant to that certain modification agreement by and among the Company, the City of Frisco, Texas, a local governmental entity organized and existing under the laws of the State of Texas, the Frisco Economic Development Corporation, a non-profit corporation created pursuant to the Texas Development Corporation Act, and the Frisco Community Development Corporation, a non-profit corporation created pursuant to the Texas Development Corporation Act, which modified that certain master settlement agreement entered into by among the parties to the modification agreement effective as of June 6, 2012.

“Specified Escrow Receipts” means disbursements to the Company from the Frisco Escrow Account.

(c) Section 6.5 to the DIP Credit Agreement is hereby amended by inserting the following language immediately after the phrase “may change its name” in the proviso to such section: “, its organizational identity in connection with a transaction permitted by Section 6.3 (so long as such transaction is not otherwise prohibited hereunder)”.

(d) Section 6.14 to the DIP Credit Agreement is hereby amended by deleting the phrase “of any Stock” and replacing it with “of any of its Stock”.

SECTION 3 . Representations and Warranties; No Default. The Borrowers represent and warrant that (a) the representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (as defined below), as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (or true and correct, as the case may be) as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing on the Amendment Effective Date (as defined below).

SECTION 4 . Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

SECTION 5 . Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 6 . Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 7 . Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) when the Agent shall have received from each of the Loan Parties, the Required Revolver Lenders and the Required Term Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

[Remainder of page intentionally blank]

JPMORGAN CHASE BANK, N.A., as Agent
By:	/s/ Charles K. Holmes

Name: Charles K. Holmes
Title: Executive Director

EXIDE TECHNOLOGIES
a Delaware corporati	on, as US Borrower
By:	/s/ Phillip Damaska

Name: Phillip Damaska
Title: EVP & CFO

EXIDE GLOBAL HOLDING NETHERLANDS C.V.
a limited partnershi existing under the l Netherlands, represe Technologies, its ge as Foreign Borrower	p organized and aws of the nted by Exide neral partner,
By: /s	/ Phillip Damaska

Name: Phillip Damaska
Title: EVP & CFO

[LENDERS’ CONSENTS ON FILE WITH THE AGENT]
By:
Name:
Title: